CONFIDENTIAL TREATMENT REQUESTED UNDER
C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.
[*****] INDICATES OMITTED MATERIAL THAT IS THE
SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST
FILED SEPARATELY WITH THE COMMISSION.
THE OMITTED MATERIAL HAS BEEN FILED
SEPARATELY WITH THE COMMISSION.
Exhibit 10.57
INTELLECTUAL PROPERTY AGREEMENT
     This INTELLECTUAL PROPERTY AGREEMENT is made, effective as of the ___day of                    ,2008 (the “Effective Date”), by and between Sampras Corporation, a Kansas corporation (“Sampras”), and NewCo LLC, a Delaware limited liability company (“NewCo”).
RECITALS
     A. Sampras and other entities have entered into a Transaction Agreement and Plan of Merger having an execution date of May                     , 2008 (“TAPM”).
     B. Pursuant to the TAPM, NewCo will be formed and Sampras desires to enter into this agreement with Newco with respect to patents, trademarks, software and proprietary information.
     Sampras and NewCo agree as follows:
ARTICLE 1
DEFINITIONS
     Section 1.01 Definitions. Terms used in this agreement with initial capital letters have the meanings set forth or cross-referenced below.
     “Assigned Patents” means the Sampras Patents used exclusively in WiMAX or listed in Exhibit A, and including any and all continuations, continuations-in-part, divisions, reissues, reexaminations and renewals of any of them, and any foreign counterparts of any of the foregoing and any patents resulting from such inventions or patent applications.
     “Controlled Affiliate” means, with respect to any Person, any other legal entity that is directly or indirectly Controlled by that Person.
     “Control” (including the correlative terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction ofthe management and policies of a legal entity, whether through the ownership of voting securities, by contract or otherwise.
     “Covenant Term” means ten years from the Effective Date or for so long as Sampras has an ownership interest in Newco, whichever is longer, except that with respect to the Sampras VOIP Patents it means fifteen years from the Effective Date or for so long as Sampras has an ownership interest in Newco, whichever is longer.
     “Derivative Works” means work based upon one or more preexisting works or any other form in which a work may be recast, transformed, or adapted.
     “Group” means either the Sampras Group or the NewCo Group, as the context requires.
     “Materials” means documents, specifications, designs, plans, drawings or other tangible works of authorship, including any of the foregoing materials in electronic form, and any copyright rights therein (whether or not registered); except that, Materials does not include Software.

     “NewCo Corporation” means NewCo Corporation, a Delaware corporation, which is the parent company of NewCo.
     “NewCo Group” means, at any given time, NewCo Corporation and all Persons in which NewCo Corporation is the owner, directly or indirectly, of at least 50% of the Person’s Voting Stock.
     “Newco Patents” means the following patents, but only if they are not Assigned Patents: a) patents owned by any NewCo Group member on the Effective Date; b) patents that issue from patent applications filed prior to the Effective Date that are owned by a NewCo Group member on the Effective Date; and (c) patents that issue from patent applications based on inventions conceived or reduced to practice prior to the Effective Date that are owned by a NewCo Group member on the Effective Date. Newco Patents include any and all continuations, continuations-in-part, divisions, reissues, reexaminations and renewals thereof and any foreign counterparts of any of the foregoing.
     “Person” means an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity or governmental authority.
     “Proprietary Information” means business, technical or other information, existing as of the Effective Date, including information contained in Materials, which is proprietary to one or more members of either or both Groups and that derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and which is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.
     “Rejection” has the meaning set forth in Section 9.13
     “Sprint Restricted Entity” means any of the following (including any Controlled Affiliate of the following and any successor (whether by merger, operation of law or otherwise) to any of the following or any of their Controlled Affiliates): [*****].
     “Sampras Group” means, at any given time, Sampras and all Persons in which Sampras is the owner, directly or indirectly, of at least 50% of the Person’s Voting Stock, except that it does not mean NewCo or any member of the NewCo Group.
     “Sampras Marks” has the meaning set forth in Section 4.03.
     “Sampras Patents” means the following patents, but only if they are not NewCo Patents: (a) patents owned by any Sampras Group member on the Effective Date; (b) patents that issue from patent applications filed prior to the Effective Date that are owned by a Sampras Group member on the Effective Date; and (c) patents that issue from patent applications based on inventions conceived or reduced to practice prior to the Effective Date that are owned by a

Sampras Group member on the Effective Date. Sampras Patents include any and all continuations, continuations-in-part, divisions, reissues, reexaminations and renewals thereof and any foreign counterparts of any of the foregoing.
     “Sampras Software” has the meaning set forth in Section 5.01.
     “Sampras VOIP Patents” means any Sampras Patents that relate to voice over Internet protocol telephony (“VOIP”), including but not limited to those listed in Exhibit H, and any other patents relating to VOIP issued after the Effective Date, and during the Covenant Term.
     “Software” means (a) all computer software and programs, including source and object code, and (c) all documentation, if any, related thereto.
     “Third Party” means any Person other than a member of a Group.
ARTICLE 2
PATENT TRANSFER
     Section 2.01 Patent Transfer to NewCo. Sampras hereby assigns and will cause each Sampras Group member to assign to the NewCo Group member designated by NewCo, subject to any rights of Third Parties existing on the Effective Date, all the Sampras Group’s right, title and interest in the Assigned Patents. To the best of Sampras’ knowledge, there are no Third Party rights or claims in the Assigned Patents. In the event there is a material Third Party right in any Assigned Patent, Sampras will give Newco reasonable notice of such right. Following execution of the assignment, NewCo shall assume all responsibility and expenses associated with processing and pursuing the Assigned Patents.
     Section 2.02 Exhibit A. To the best of Sampras’ knowledge, Exhibit A is a complete list of all Assigned Patents. Sampras shall, from time to time, revise Exhibit A to include all Assigned Patents that were not included on Exhibit A as of the Effective Date, and shall act reasonably in considering any written request by Newco for inclusion of a Sampras Patent which NewCo has reason to assert is an Assigned Patent.
     Section 2.03 Cooperation.
     (a) Sampras will reasonably cooperate with NewCo, and will cause all applicable Sampras Group members, agents and counsel to reasonably cooperate with NewCo, at NewCo’s expense with respect to Third Party costs, in connection with (i) the preparation, filing, prosecution, maintenance and defense of the NewCo Patents, and (ii) any suit for infringement of the NewCo Patents brought by any NewCo Group member against a Third Party, and (iii) executing any applicable documents requested by NewCo to perfect ownership and register patent assignments with any patent office.
     (b) NewCo will reasonably cooperate with Sampras, and will cause all NewCo Group members, agents and counsel to reasonably cooperate with Sampras, at Sampras’s expense with respect to Third Party costs, in connection with (i) the preparation, filing, prosecution, maintenance and defense of the Sampras Patents, and (ii) any suit for infringement of the Sampras Patents brought by a Sampras Group member against a Third Party, and (iii) executing any applicable documents requested by Sampras to perfect ownership and register patent assignments with any patent office.
     (c) Each party may make available to the other party, on written request, that party’s patents, for use by the requesting party in defending against a Third Party patent infringement claim. The party receiving such a request will use commercially reasonable efforts to agree to the request. However, neither party is under a requirement to actually agree to such a request. The requesting party will bear all costs of such cooperation. For purposes of clarification, given the strategic relationship between the parties, each party expects to assert its patents for the benefit of the other, unless the requested party, after commercially reasonable deliberations, determines that such assertion is not in its reasonable best interests.
ARTICLE 3
NON ASSERTS
     Section 3.01 Non Asserts.
     A. Sampras Covenant. For the Covenant Term, Sampras, on behalf of itself and all Sampras Group members, agrees not to bring, assert or commence against NewCo or any NewCo Group member any claim, action or proceeding alleging that NewCo is making, using or selling, offering to sell, importing, or otherwise infringing on the rights of any Sampras Patents or any Sampras VOIP Patents (the “Sampras Covenant”). The Sampras Covenant will terminate immediately if Newco is acquired or controlled by a Sprint Restricted Entity other than Sampras or a member of the Sampras Group.
     B. Assigned Patents Covenant. For the term of the Assigned Patents, NewCo, on behalf of itself and all NewCo Group members, agrees not to bring, assert or commence against Sampras or any Sampras Group member any claim action or proceeding alleging that Sampras is making, using or selling, offering to sell, importing, or otherwise infringing on the rights of any of the Assigned Patents including any continuations, divisionals or any patent which claims priority to any assigned patents or patent applications. Unless this Agreement is terminated by NewCo as a result of a material breach by Sampras, this Section shall survive the termination of this Agreement.
     C. Newco Covenant. For the Covenant Term, NewCo, on behalf of itself and all NewCo Group members, agrees not to bring, assert or commence against Sampras or and Sampras Group member any claim action or proceeding alleging that Sampras is making, using or selling, offering to sell, importing, or otherwise infringing on the rights of any NewCo Patent (the “Newco Covenant”). The Newco Covenant will terminate immediately if Sampras is acquired or controlled by a Restricted Entity.
     D. Sampras and NewCo agree that no damages for patent infringement, or claims to patent royalties, in respect of the patents subject to this Agreement, shall accrue during the period in which this Non-Assert Section is in effect.
     Section 3.02 Third Parties and Sampras VOIP Patents.
     (a) While a covenant of this Article 3 remains in effect:

     (i) With respect to patents that Sampras has agreed not to assert against NewCo, the non assert will also extend to (a) selling by any Person that is authorized to sell NewCo services but only as to the NewCo services being sold, and not any services or products of any Third Party, and (b) use by any client or customer that has the right to use NewCo services. For the avoidance of doubt Sampras may pursue claims against a Third Party who uses NewCo’s services in the conduct of such Third Party’s business in combination with a service not provided by NewCo, which combined use infringes a Sampras patent, solely to the extent such infringement would not have occurred but for such combination. For further avoidance of doubt, Sampras will not have a claim against a NewCo customer that uses only the NewCo service(s).
     (ii) With respect to patents that NewCo has agreed not to assert against Sampras, the non assert will also extend to (a) selling by any Person that is authorized to sell Sampras services but only as to the Sampras services being sold, and not any services or products of any Third Party, and (b) use by any client or customer that has the right to use Sampras services. For the avoidance of doubt NewCo may pursue claims against a Third Party who uses Sampras’ services in combination with a service not provided by Sampras, which combined use infringes a NewCo patent, solely to the extent such infringement would not have occurred but for such combination. For further avoidance of doubt, NewCo will not have a claim against a Sampras customer that uses only the Sampras service(s).
     (iii) If, after the Effective Date, any party grants any Third Party the right to enforce a patent, through assignment or otherwise, then that party will obligate the Third Party to honor the provisions of this Article 3 and will take all necessary steps to ensure that the Third Party has the same obligation not to assert that patent.
     (b) Sampras may update Exhibit H from time to time during the Covenant Term. NewCo may request no more often than annually that Sampras update Exhibit H. Within 30 days of receipt of the request, Sampras will update Exhibit H.
ARTICLE 4
TRADEMARK TERMS AND CONDITIONS
Section 4.01 Trademarks Assignment.
     (a) Sampras hereby assigns and will cause each applicable Sampras Group member to assign to the NewCo Group member designated by NewCo, all of their right, title and interest in the trademarks identified on Exhibit B (“Trademarks”) and all associated goodwill and related trademark registrations and applications worldwide, free and clear of all liens and encumbrances, and including the sole right to sue for past infringements of the Exhibit B marks and logos. To the best of Sampras’ knowledge, Exhibit B is a complete list of all XOHM-formative trademarks owned by any member of the Sampras Group other than any composite trademarks that incorporate “Sprint”. Sampras shall, from time to time, revise Exhibit B to include all XOHM-formative-trademarks that were not included on Exhibit B as of the Effective Date (other than any composite trademarks that incorporate “Sprint”), and shall act reasonably in considering any written request by Newco for inclusion of a XOHM-formative trademark which NewCo has reason to assert is an XOHM-formative-trademark that does not incorporate “Sprint” and that should be included in the Trademarks.
     (b) Within the later of 5 business days of this Agreement, or after NewCo designates the NewCo Group member to receive the assignment, Sampras will cause the applicable Sampras Group member to sign and deliver the Memorandum of Assignment attached as Exhibit C. NewCo will record the Memorandum of Assignment in its sole discretion and at NewCo’s sole expense. Sampras will cause the applicable Sampras Group member to take additional steps and to sign additional documents as reasonably requested by NewCo to perfect this trademark assignment worldwide.
     (c) The parties agree and acknowledge that the Marks identified on Exhibit B are being assigned together with the portion of the business identified by those trademarks and substantial tangible assets embodying that business.
     (d) The Sampras Group members may exhaust current inventories of materials featuring the Exhibit B Marks for 3 months after the effective date of this Agreement. After that time, Sampras may only use the Exhibit B marks under a written trademark license from NewCo.
     Section 4.02 Domain Names. Within 5 business days of this Agreement, Sampras will cause each applicable Sampras Group member to commence the transfer of the Domain Names listed on Exhibit D to NewCo. Sampras will cause the applicable Sprint Group member to perform all steps reasonably required by the applicable registrar(s) to promptly complete the transfer of the Domain Names at NewCo’s ultimate expense. NewCo will reasonably cooperate with the Sampras Group member’s efforts to transfer the Domain Names.
     Section 4.03 Sampras-Branded Materials. NewCo Group members may exhaust current inventories of materials featuring Sampras trademarks, service marks, logos and taglines (“Sampras Marks”) for 3 months after the effective date of this Agreement. After that time, NewCo may only use the Sampras Marks under a written trademark license from Sampras.
ARTICLES 5
SOFTWARE
     Section 5.01 Software Transfer to NewCo. Sampras hereby assigns and will cause each Sampras Group member to assign to the NewCo member designated by NewCo, subject to any applicable rights of Third Parties existing on the Effective Date, all right, title and interest in any Software that is either i) listed on Exhibit E; or ii) is existing as of the Effective Date which is owned by a member of the Sampras Group and is used in or is being developed for Sampras WiMAX business but is not in use or anticipated to be used by any other Sampras Group member in connection with a business other than the Sampras WiMAX business. Software includes the entire software application. Portions of a Software application are not separately assignable unless the entire Software application is assigned. All other proprietary software owned by Sampras or any Sampras Group member prior to the Effective Date (the “Sampras Software”) is and will remain the exclusive property of the Sampras Group.
     Section 5.02 Software License Grant to NewCo. Sampras hereby grants, and will cause each Sampras Group member that owns Sampras Software licensed by this Section to grant, to any Newco Group member a non-exclusive, fully paid-up, worldwide, perpetual and irrevocable license to reproduce, distribute, publicly perform and display, prepare Derivative Works, transmit and exercise any other rights to any Sampras Software that is identified in Exhibit F, or ii) is existing as the Effective Date which is owned by the Sampras Group and is used by a Newco Group member and which may be used by any Sampras Group member. Any limitations on this license will be identified in Exhibit F.
     Section 5.03 Software License Grant to Sampras. NewCo hereby grants, and will cause each NewCo Group member that owns NewCo Software licensed by this Section to grant, to any Sampras Group member a non-exclusive, fully paid-up, worldwide, perpetual and irrevocable license to reproduce, distribute, publicly perform and display, prepare Derivative Works, transmit and exercise any other rights to any NewCo Software that is identified in Exhibit G. Any limitations on this license will be identified in Exhibit G.
     Section 5.04 Source Code. Sampras shall, upon the prior written request of a NewCo Group member, promptly provide the requesting NewCo Group member with a current, accurate and verifiable copy of the source code, in human readable form, to the Software transferred pursuant to Section 5.01 or, to the extent reasonable to do so, licensed to NewCo pursuant to Section 5.02 and all supporting documentation and other materials related thereto (in each case, including only those lbird Party tools, documentation and other materials that Sampras has the right to provide) reasonably necessary for a developer to maintain, update, upgrade and utilize the transferred Software.
ARTICLE 6
PROPRIETARY INFORMATION AND MATERIALS
     Section 6.01 Proprietary Information and Materials Transfer to NewCo. Sampras hereby assigns and will cause each Sampras Group member to assign to the NewCo Group member designated by NewCo, subject to any applicable rights of Third Parties existing on the Effective Date, all right title and interest to any Proprietary Information and Materials existing as of the Effective Date owned by a Sampras Group member that is either i) Proprietary Information and Materials (for example, software specifications, manuals, design documents) associated with Software to be assigned to Newco pursuant to Article 5; or ii) used or is being developed for the Sampras WiMAX business. but is not in use or anticipated to be used by any Sampras Group member in connection with a business other than the Sampras WiMAX Business.
     Section 6.02 License Grant to Newco for Proprietary Information and Materials. Sampras hereby grants, and will cause each Sampras Group member that owns Sampras Proprietary Information or Sampras Materials licensed by this Section to grant to each Newco

Group member a non-exclusive, fully paid-up, worldwide, perpetual and irrevocable license to use and disclose in any manner any Sampras Proprietary Information and to reproduce, distribute, publicly perform, display, prepare Derivative Works, transmit and exercise any other rights to any Sampras Materials that, for the Proprietary Information and the Materials as of the Effective Date are listed in Exhibit F or are either in use by the Sampras WiMAX Business to provide or support operations of any the Sampras WiMAX Business or are reasonably required for the Sampras WiMAX Business and in each case that Sampras is not willing to providing through a services agreement. Any limitations on this license will be identified in Exhibit F.
     Section 6.03 License Grant to Sampras for Proprietary Information and Materials. Newco hereby grants, and will cause each Newco Group member that owns Newco Proprietary Information or Newco Materials licensed by this Section to grant to each Sampras Group member a non-exclusive, fully paid-up, worldwide, perpetual and irrevocable license to use and disclose in any manner any Newco Proprietary Information and to reproduce, distribute, publicly perform, display, prepare Derivative Works, transmit and exercise any other rights to any Newco Materials that, for the Proprietary Information and the Materials as of the Effective Date are listed in Exhibit G or are either in use to provide or support operations of any the Sampras business, or are reasonably required for the Sampras business. Any limitations on this license will be identified in Exhibit G.
ARTICLE 7
LIMITED WARRANTIES, INDEMNITY AND REPRESENTATIONS
     Section 7.01 Rights Granted “AS IS”. Except as otherwise provided in this section, all intellectual property, whether through assignment, license or otherwise that is covered by this agreement is furnished “AS IS,” without any representations, warranties or indemnification obligations of any kind whatsoever by or on behalf of the Sampras Group except as follows:
     (a) Sampras has no knowledge of any initial or final action by any trademark registration authority, or of any substantive challenge, opposition, or objection by any Third Party, which, if sustained, would prevent the registration, use, or enforcement of any of the Trademarks listed on Schedule B in connection with the business of NewCo in any of the jurisdictions identified in Schedule B.
     (b) Sampras has no knowledge of any initial or final action by any patent registration authority, or of any substantive challenge, opposition, or objection by any third party, which, if sustained, would prevent the registration, use, or enforcement of any of the Assigned Patent listed on Schedule A in connection with the business of NewCo in any of the jurisdictions identified in Schedule A.
     (c) Sampras warrants that neither it nor any other member of the Sampras Group has assigned, licensed or otherwise transferred any rights in the Assigned Patents, Trade marks or Software, to any Third Party.
     Section 7.02 Disclaimer of Implied Warranties. Each Group assumes total responsibility and risk for its use of any intellectual property covered by this agreement.

     Neither Group makes, and each Group expressly disclaims, any implied warranties of any kind whatsoever, including, but not limited to, implied warranties of merchantability or fitness for a particular purpose, implied warranties of title or non-infringement, or any implied warranty that the intellectual property is “error free.”
ARTICLE 8
CLAIMS AND DISPUTES
     Section 8.01 Equitable Remedies. Money damages alone will not be an adequate remedy if a Group member exceeds the scope of its rights granted by this agreement for any other breach or threatened breach of any obligation under this agreement. In addition to any other remedies at law a non-breaching Group member is entitled to seek injunctive relief against any continued action by the other Person.
     Section 8.02 Notice. Any notice, demand, claim or other communication under this agreement must be in writing and will be given (i) on the delivery if delivered personally; (ii) five days after mailing if sent by registered or certified mail, return receipt requested, postage prepaid; (iii) on the date when delivery is guaranteed by the carrier if delivered by a national courier guaranteeing delivery within a fixed number of days of sending; or (iv) on the date when facsimile transmission is confirmed by the receiving machine if transmitted by facsimile machine and conformed by delivery by one of the prior methods; but, in each case, only if addressed as follows (or as a party may specify by notice to the other):
If to Sampras:
Sampras Corporation
[To be completed at time of execution]
Attn: General Counsel
Facsimile:
With a copy to:
Sampras Corporation
[To be completed at time of execution]
Attn: Vice President — Law: Intellectual Property
Facsimile:
If to NewCo:
With a copy to:

     (a) Any notice to Sampras will be notice to all members of the Sampras Group, and any notice to NewCo will be notice to all members of the NewCo Group.
     Section 8.03 Any notice, demand, claim or other communication under this agreement must be given as provided in the Software and Proprietary Information Agreement.
ARTICLE 9
MISCELLANEOUS
     Section 9.01 Amendment. This agreement may not be amended except by a writing executed by the Parties.
     Section 9.02 Governing Law. The validity, interpretation and enforcement of this agreement will be governed by the laws of the State of Delaware, without giving effect to its provisions relating to choice of law.
     Section 9.03 Priority of Agreements. If there is a conflict between any provision of this agreement and the TAPM (or any other agreement referred to in the TAPM), the provisions of this agreement will control.
     Section 9.04 Assignment. This agreement cannot be assigned by either party without the other party’s prior written consent except that any party can assign this agreement (i) to any member of its Group (but only for so long as the assignee remains a Group member) or (ii) in the event of a merger or acquisition so long as the acquiring party is not a Sprint Restricted Entity. This agreement is binding on and will inure to the benefit of and be enforceable by Sampras, NewCo, the members of their Groups (so long as they remain in the Group and thereafter as provided in this agreement), and their successors and permitted assigns.
     Section 9.05 No Third Party Beneficiaries. This agreement is solely for the benefit of Sampras, NewCo and the members and former members of their Groups and does not confer any rights or remedies on Third Parties (including any employees of any Sampras Group member or any NewCo Group member).
     Section 9.06 Entire Agreement. This agreement is the entire agreement among the NewCo Group and the Sampras Group relating to the intellectual property. No prior understandings, whether written or oral, will be binding on any Group member unless in writing signed on or after the date of this agreement. Except as Expressly provided in this Agreement, no other rights are granted.
     Section 9.07 Counterparts. This agreement may be executed in multiple counterparts, each of which will be an original, but all of which together will constitute one instrument. Each counterpart may consist of several copies each signed by less than all, but together signed by all, the parties.
     Section 9.08 No Waiver. The failure of any group member to exercise any right, power or remedy is not a waiver of any other right, power or remedy.

     Section 9.09 Rules of Construction. This agreement will be fairly interpreted in accordance with its tenus and without any construction in favor of or against either party.
     Section 9.10 No Other Enforcement Required. This agreement does not require any member of any Group to enforce or otherwise assert any patents or other intellectual property rights against any Third Party.
     Section 9.11 Further Assurances. At the request of the other, each Party will execute and deliver or cause the members of its Group to execute and deliver any further documents reasonably necessary to vest title to patents, patent applications and inventions as provided in this agreement.
     Section 9.12 Specific Performance and Other Remedies. Each Party acknowledges that the rights of each Party to consummate the Transactions are special, unique and of extraordinary character and that, if any Party violates or fails or refuses to perform any covenant or agreement made by it in this Agreement, the non-breaching Party or Parties may be without an adequate remedy at law. If any Party violates or fails or refuses to perform any covenant or agreement made by the Party in this Agreement, the non-breaching Party or Parties may, subject to the terms of this Agreement and in addition to any remedy at law for damages or other relief, institute and prosecute an Action in any court of competent jurisdiction to enforce specific performance of the covenant or agreement or seek any other equitable relief.
     Section 9.13 Bankruptcy. All covenants not to assert granted hereunder are intended to be and should be considered rights protected by Section 365(n) of the Bankruptcy Code, 11 U.S.C. § 101 et seq. (“365(n)”). All rights under this agreement will be deemed to exist immediately before the occurrence of any bankruptcy case in which a member of the Sampras Group or a member of the NewCo Group is a debtor. Each non-debtor will retain and may fully exercise all of its rights and elections under the Bankruptcy Code or equivalent legislation in any other jurisdiction. Without limiting the generality of the foregoing, to the maximum extent permitted by law, the covenants not to assert granted by this agreement will not be affected by a rejection of this agreement in bankruptcy, and will continue subject to the terms and conditions of this agreement. If this agreement is rejected or deemed rejected in a bankruptcy proceeding (a “Rejection”), the debtor will provide written notice thereof to the non-debtor. If any rights under this agreement are determined by a bankruptcy court not to be “intellectual property” rights for purposes of Section 365(n), all of those rights will remain vested in, and fully retained by, the non-debtor party after any Rejection.
     Section 9.14 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to the jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any prohibition or unenforceability in one jurisdiction will not invalidate or render unenforceable the provision in any other jurisdiction. If permitted by Law, each Party waives any provision of Law that renders any provision prohibited or unenforceable in any respect.

     [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this agreement as of               , 2008.

SAMPRAS CORPORATION
By /s/
Name:
Title:

NEWCO LLC
By /s/
Name:
Title:

Exhibit A
[*****]

Exhibit B
SCHEDULE OF TRADEMARKS

Mark	Country	Application Serial No.
XOHM	Argentina	2766033
		2766034
		2766035
XOHM	Brazil	829261044
		829261028
		829261001
XOHM	Canada	1356905
XOHM	Chile	784905
		784906
XOHM	China	6226500
		6226505
		6226501
XOHM	European Community	006277321
XOHM	India	1592782
XOHM	Japan	83919/2007
XOHM	Mexico	872137
		872136
		872137
XOHM	Thailand	670504
		670505
		670506
XOHM	United States	77/088082
XOHM logo	Argentina	2766036
		2766037
		2766038
XOHM logo	Brazil	829261052
		829261036
		829261010
XOHM logo	Canada	135906
XOHM logo	Chile	784904
		784907
XOHM logo	China	6226502
		6226503
		6226504
XOHM logo	European Community	006277339
XOHM logo	India	1592783
XOHM logo	Japan	83918/2007
XOHM logo	Mexico	872134
		872133
		872132
XOHM logo	Thailand	670509
		670508
		670507
XOHM logo	United States	77/212251
XOHM HERE. LIFE BETTER	United States	77395002

Exhibit C
MEMORANDUM OF ASSIGNMENT
     This Trademark Assignment from Carolina Ventures, Inc. and [other Sampras entity(ies)] (“Assignors”) to [NewCo information] (“NewCo”) is effective March _, 2008.
     a. Assignors own all rights in the trademarks set forth on the attached Schedule (the “Marks”), and Carolina Ventures, Inc., as a related party acting on behalf of itself and the other named Assignor(s) is the applicant/registrant of the associated trademark applications and registrations identified on the attached Schedule.
     b. NewCo wants to acquire Assignors’ right, title and interest in the Marks and the associated goodwill, together with the portion of Assignors’ business identified by the Marks.
     THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, Assignors irrevocably assign to NewCo all rights, title and interest in and to the Marks, the goodwill of the business associated with the Marks, and the related trademark registrations and applications.

ASSIGNOR:	.

By:
Name:
Title:
Date:

[Add corporate acknowledgement(s)]
Exhibit D
DOMAIN NAMES
[TBD]

Exhibit E
Software Transferred to NewCo

Exhibit F
Software Licenses Granted to NewCo
And
Licenses Granted to Newco for Proprietary Information and Materials

Exhibit G
Software Licenses Granted to Sampras
And
Licenses Granted to Sampras for Proprietary Information and Materials

Exhibit H
[*****]